Exhibit 10.28

Execution Version

TMG B.V.

SECURITYHOLDERS’ AGREEMENT

Dated as of July 18, 2006

SECURITYHOLDERS’ AGREEMENT

This SECURITYHOLDERS’ AGREEMENT (this “Agreement”) is dated as of July 18, 2006 and is entered into by and among the institutional investor(s) whose name(s) and address(es) are set forth from time to time on Schedule I hereto (the “Institutional Investors”), KCH Stockholm AB, a company organized under the laws of Sweden, having its registered office at Hamilton Advokatbyra, Kungsgatan 2 A, Box 606, SE-651 13 Karlstad (the “Co-Investor”), Mr. Alain Tornier, born on August 24, 1946 in Grenoble (38000) - France, of French citizenship, residing at 299, chemin de Buttit, 38330 Saint-Ismier, France  (the “Founder”), Warburg Pincus (Bermuda) Private Equity IX, L.P. (“Warburg Pincus”) and TMG B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, with corporate seat in Amsterdam and having its registered office at Fred. Roeskestraat 123 1 HG, 1076EE Amsterdam, The Netherlands (the “Company”).  Hereinafter, the Institutional Investors, the Co-Investor, Warburg Pincus and the Founder are jointly referred to as the “Parties” or individually as a “Party”.  Capitalized terms used herein without definition elsewhere in this Agreement are defined in Section 14 hereof.

RECITALS

WHEREAS, pursuant to two separate Share Purchase Agreements dated July 18, 2006, TMG France SNC, a subsidiary of the Company, shall purchase the totality of the share capital and voting rights of (i) Tornier Holding SAS, a French société par actions simplifiée, having its registered office at Chemin Doyen Gosse, 38330 Saint Ismier, France and (ii) Donovan Medical Equipment Ltd., a company incorporated in the Republic of Ireland, having its registered office at 90 South Mall, Cork, Ireland (together, the “Acquisitions”);

WHEREAS, in order to finance the Acquisitions and related costs, the Institutional Investors and the Co-Investor have agreed to participate in the equity financing (the “Equity Financing”) of the Company as follows:

(a)                                  the Institutional Investors have subscribed for new shares issued by the Company and, concurrently with the execution of this Agreement, are contributing an additional amount to the Company as share premium, in the amounts set forth opposite their respective names on Schedule II thereto;

(b)                                 Warburg Pincus is subscribing, concurrently with the execution of this Agreement, for convertible bonds (the “Bridge Convertible Bonds”) issued by the Company, in the amount set forth opposite its name on Schedule II hereto, it being specified that the Bridge Convertible Bonds shall be entirely repaid promptly (but in any event not later than five (5) business days) after the completion of the Acquisitions with the proceeds of the Co-Investor Convertible Bonds (as defined below) pursuant to Section 1.1(c) hereof;

(c)                                  the Co-Investor has agreed to subscribe, promptly (but in any event not later than five (5) business days) after the completion of the Acquisitions, for convertible bonds (the “Co-Investor Convertible Bonds”) issued by the Company, in the amount set forth opposite its name on Schedule II hereto;

WHEREAS, as partial consideration for Warburg Pincus’ investment in and capitalization of TMG Holdings Cooperatief U.A. and as partial consideration for TMG Holdings Cooperatief U.A.’s investment in and capitalization of the Company, Warburg Pincus shall have the right to designate the Warburg Pincus Directors (as defined herein) pursuant to Section 2.1;

WHEREAS, the Equity Financing shall be completed on the date hereof; and

WHEREAS, the parties hereto desire to promote their mutual interests by agreeing to certain matters relating to the disposition and voting of Securities.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and to implement the foregoing, the parties hereto agree as follows:

1.                                       Transfers of Securities.

1.1.                              Principles.

(a)                                  Limitations on Transfers by the Co-Investor.  Notwithstanding anything to the contrary contained herein, the Co-Investor shall not Transfer any Security, nor any interest therein nor any rights relating thereto, unless (i) the Co-Investor complies with the provisions of Section 1.2 (Right of First Refusal) and Section 1.3 (Tag-Along Right), (ii) the Co-Investor exercises its Tag-Along Right in accordance with to the provisions of  Section 1.3 (Tag-Along Right) hereof or (iii) the Co-Investor is forced to Transfer its Securities following exercise of the Drag-Along Right in accordance with Section 1.4 (Drag-Along Right) hereof, in each case of (i), (ii) or (iii), provided that (A) the Co-Investor complies with Section 6.3 (Agreement To Be Bound) of this Agreement and (B) any such Transfer of Securities, or any interest therein or any rights relating thereto, shall comply in all respects with any applicable law, including, without limitation, any Dutch and United States securities laws.

(b)                                 Limitations on Transfer by the Institutional Investors.  Notwithstanding anything to the contrary contained herein, no Institutional Investor shall Transfer any Security, nor any interest therein nor any rights relating thereto, unless (i) such Transfer is authorized in writing by the Majority Institutional Investors and such Institutional Investor complies with the provisions of Section 1.2 (Right of First Refusal) and Section 1.3 (Tag-Along Right), (ii) such Institutional Investor exercises its Tag-Along Right in accordance with to the provisions of  Section 1.3 (Tag-Along Right) hereof or (iii) such Institutional Investor is forced to Transfer its Securities following exercise of the Drag-Along Right in accordance with Section 1.4 (Drag-Along Right) hereof, in each case of (i), (ii) or (iii), provided that (A) such Institutional Investor complies with Section 6.3 (Agreement To Be Bound) of this Agreement and (B) any such Transfer of Securities, or any interest therein or any rights relating thereto, shall comply in all respects with any applicable law, including, without limitation, any Dutch and United States securities laws.

(c)                                  Bridge Convertible Bonds.  Notwithstanding anything to the contrary contained herein, the Parties hereby acknowledge and agree that (i) the Co-Investor will subscribe for and purchase, promptly (but in any event not later than five (5) business days)

after the completion of the Acquisitions, the Co-Investor Convertible Bonds issued by the Company, in the amount set forth opposite its name on Schedule II hereto, pursuant to that certain Subscription Agreement, dated as of July 18, 2006, by and between the Company and the Co-Investor and (ii) the Bridge Convertible Bonds shall be repaid to their holders by the Company, in accordance with the terms and conditions of the Bridge Convertible Bonds, promptly (but in any event not later than five (5) business days) following completion of the Acquisitions, using the proceeds received by the Company upon the issuance of the Co-Investor Convertible Bonds to the Co-Investor.  Neither the purchase of the Co-Investor Convertible Bonds nor the repayment of the Bridge Convertible Bonds will require any notification or consent from, or further action on the part of, the Parties hereto and neither the purchase of the Co-Investor Convertible Bonds nor the repayment of the Bridge Convertible Bonds shall be subject to any of the terms or conditions of this Agreement (including, without limitation, Section 1.2 (Right of First Refusal), Section 1.3 (Tag-Along Right) or Section 1.4 (Drag-Along Right)) except for this Section 1.1(c).

(d)                                 Consideration. In addition to the provisions of this Section 1 and notwithstanding anything to the contrary in this Agreement, the following principles shall always apply in the event of a Transfer of Securities:

(i)                                     The Transfer of the Securities pursuant to the exercise of the Right of First Refusal, the Tag-Along Right or the Drag-Along Right (each as defined hereinafter) shall be on the same terms and conditions as set forth in the relevant third party offer, subject to the paragraphs (ii), (iii) and (iv) of this Section 1.1(d).

(ii)                                  For the purpose of the determination of the consideration payable to the Co-Investor pursuant to the exercise of the Right of First Refusal, or to be received by the Co-Investor pursuant the exercise of the Tag-Along Right or the Drag-Along Right, each Co-Investor Convertible Bond shall be valued at the value of the shares of capital stock into which such Co-Investor Convertible Bond is able to convert immediately prior to the applicable Transfer.

(iii)                               In the event that the third party offer provides for consideration which is payable (in whole or in part) other than in cash, any Investor having exercised the Right of First Refusal (the “purchasing Investor”) shall have the right to pay the cash equivalent of such non-cash consideration. If the selling Investor and the purchasing Investor cannot agree on the amount of such cash equivalent within ten (10) days of the expiry of the fifteen (15) day period under Sections 1.2(c) or 1.3(b) below, as the case may be, any of such parties may, upon three (3) days’ prior written notice to the other party, initiate appraisal proceedings under this Section 1.1(d)(iii) for determination of the cash equivalent, which appraisal proceedings replace the appraisal proceedings set forth in the Company’s articles of association.  The Purchasing Investor may give written notice to the selling Investor revoking an election to purchase the Securities subject to the appraisal proceedings within ten (10) days after determination of the appraised value of the non-cash consideration, if the purchasing Investor chooses not to purchase such Securities after such determination.

(iv)                              If any Party shall initiate an appraisal proceeding under Section 1.1(d)(iii) to determine the amount of the cash equivalent of any non-cash consideration to be paid by a third party for Securities, then the selling Investor and the purchasing Investor shall each promptly appoint as an appraiser a Person who shall be a member of a nationally recognized investment banking firm.  Each appraiser shall, within thirty (30) days of appointment, separately investigate the value of the non-cash consideration for the Securities as of the proposed transfer date and shall submit a notice of an appraisal of that value to each party.  Each appraiser shall be instructed to determine such value without regard to income tax consequences to the selling Investor as a result of receiving cash rather than such non-cash consideration.  If the appraised values of such non-cash consideration (the “Earlier Appraisals”) vary by less than ten percent (10%), the average of the two appraisals on a per Security basis shall be controlling as the amount of the cash equivalent.  If the appraised values vary by more than ten percent (10%), the appraisers, within ten (10) days of the submission of the last appraisal, shall appoint a third appraiser who shall be member of a nationally recognized investment banking firm.  The third appraiser shall, within thirty (30) days of his appointment, appraise the value of the non-cash consideration for the Securities (without regard to the income tax consequences to the selling Investor as a result of receiving cash rather than such non-cash consideration) as of the proposed transfer date and submit notice of his appraisal to each party.  The value determined by the third appraiser shall be controlling as the amount of the cash equivalent of such non-cash consideration unless the value is greater than the two Earlier Appraisals, in which case the higher of the two Earlier Appraisals will control, or unless the value is lower than the two Earlier Appraisals, in which case the lower of the two Earlier Appraisals will control.  If any Party fails to appoint an appraiser or if one of the two initial appraisers fails after appointment to submit his appraisal within the required 30 day period, the appraisal submitted by the other appraiser shall be controlling.  The selling Investor and the purchasing Investor shall each bear the cost of its respective appointed appraiser.  The cost of the third appraisal shall be shared one-half by the selling Investor and one-half by the purchasing Investor.

(e)                                  Permitted Transfers.  Notwithstanding anything to the contrary in this Agreement, the restrictions on Transfers of Securities set forth in Section 1.1(a) and Section 1.1(b) of this Agreement, the Right of First Refusal and the Tag-Along Right shall not apply to Transfers of Securities (i) to the Institutional Investors, (ii) in accordance with Section 7.3 of this Agreement or (ii) to Permitted Transferees; provided, however, that with respect to any Transfer of Securities, any Permitted Transferees and the applicable transferor(s) shall comply with the provisions of Section 6.3 of this Agreement, including, without limitation, the execution of an Adherence Agreement (as defined herein).

1.2.                              Right of First Refusal.

(a)                                  No Investor shall Transfer any Securities to one or more third parties (other than, with respect to the Institutional Investors, to an Affiliate or to another Institutional Investor) unless the Institutional Investors are first offered to opportunity to purchase such Securities under the terms and conditions set forth below (the “Right of First Refusal”); provided, however, that the Institutional Investors may not exercise the Right of First Refusal without the prior written approval of the Majority Institutional Investors.

(b)                                 If an Investor receives a detailed bona fide offer from a third party to purchase part or all of such Investor’s Securities, and such Investor wishes to accept such bona fide offer, such Investor shall provide each of the Institutional Investors with written notice of the proposed Transfer (the “Notification”), which Notification shall include:

(i)                                     a copy of the bona fide offer received from the third party;

(ii)                                  the number of each type and class of Security to be Transferred (the “Offered Securities”) and the percentage of the Company’s share capital represented by such Offered Securities, as determined on a fully-diluted basis;

(iii)                               the per share and aggregate consideration offered by the third party to acquire the Offered Securities, the terms of payment thereof, and, as the case may be, a description of the price adjustment mechanism;

(iv)                              the identity and address of the third party and, as the case may be, the identity and address of the entity(ies) controlling such third party; and

(v)                                 a description of the material terms of the transaction upon which the Transfer of the Offered Securities would be completed, including, without limitation, the representations and warranties made by the selling Investor to the third party and applicable indemnification provisions.

The Notification shall constitute an offer to Transfer the Offered Securities to the Institutional Investors upon the same terms and conditions upon which the selling Investor proposes to Transfer the Offered Securities to the third party having made the bona fide offer.

(c)                                  The Institutional Investors shall have fifteen (15) days from the receipt of the Notification to notify the selling Investor of their desire to purchase the Offered Securities on the same terms and conditions contained in the Notification, it being specified and agreed that (x) such Right of First Refusal may only be exercised in respect of all of the Offered Securities, and (y) the Institutional Investors shall be entitled to designate one or more of the Institutional Investors or one or more of their Affiliates for the purpose of purchasing the Offered Securities.  Unless otherwise agreed by the Institutional Investors participating in the Right of First Refusal, each such participating Institutional Investor shall purchase the number of Offered Securities equal to (i) the total number of Offered Securities multiplied by (ii) a fraction, the numerator of which is the number of Securities held by the applicable participating Institutional Investor and the denominator of which is the aggregate number of Securities held by all of the participating Institutional Investors.

(d)                                 In the event the Institutional Investors (i) fail to exercise their Right of First Refusal before the expiration of the fifteen (15) day period set forth in Section 1.2(c) above or (ii) having notified the selling Investor of their intention to exercise their Right of First Refusal, fail to execute a binding agreement to purchase the Offered Securities on the terms and conditions contained in the Notification within ten (10) days of the expiration of the fifteen (15) day period described in Section 1.2(c) above (unless such failure is caused by the selling Investor), the Institutional Investors shall be deemed to have waived their Right of First Refusal in respect of such Transfer of the Offered Securities, and the selling Investor may Transfer all (but not less than all) of the Offered Securities to the third party under the same terms and conditions described in the Notification (including, without limitation, for a per share price equal to or greater than the per share price set forth in the Notification), subject to compliance with the provisions of Section 1.3 (Tag-Along Rights) below.

(e)                                  If the Institutional Investors notify the selling Investor of their intention to exercise the Right of First Refusal and purchase the Offered Securities in accordance with this Section 1.2, the Institutional Investors and the selling Investor shall enter into a binding agreement for the Transfer of the Offered Securities within ten (10) days from the expiration of the fifteen (15) day period set forth in Section 1.2(c).  The Transfer of the Offered Securities to the Institutional Investors shall be completed on the date provided in the binding agreement following satisfaction or waiver of the conditions required to consummate the Transfer of the Offered Securities, including the expiration of any waiting periods in relation to any required governmental approvals.

(f)                                    The provisions of this Section 1.2 shall not apply to any Transfer of Securities by the selling Investor upon exericse of its rights pursuant to Section 1.3 (Tag Along Right) or pursuant to Section 1.4 (Drag-Along Right) hereof.

1.3.                              Tag-Along Right.

(a)                                  No Investor (the “Selling Investor”) shall be permitted to Transfer any Securities to one or more third parties (other than, with respect to the Institutional Investors, to an Affiliate or to another Institutional Investor, or with respect to any Investor, to the Institutional Investors pursuant to Section 1.2 (Right of First Refusal)) (the “Transferee”) unless each other Investor is offered a right to participate in such Transfer for the same per share consideration as the per share consideration to be received by the Selling Investor and on other terms and conditions not less favorable to such other Investors than those applicable to the Selling Investor (the “Tag-Along Right”).  Any Investor who, in accordance with the terms of Section 1.3(b) below, notifies the Selling Investor that it desires to participate in any Transfer of Securities (a “Tag-Along Investor”) shall have the right to include in such Transfer an amount of Securities held by such Tag-Along Investor equal to the aggregate amount of Securities the Transferee proposes to purchase multiplied by the fraction obtained by dividing the number of Securities owned by such Tag-Along Investor (calculated on a fully-diluted basis as if all of its Securities, if not shares of capital stock, were exercised or converted into shares of capital stock) by the aggregate number of Securities owned by the Selling Investor and each of the Tag-Along Investors exercising their right to participate in such Transfer pursuant hereto (calculated on a fully-diluted basis as if all of the Securities held by the Selling Investor and each of the Tag-Along Investors, if not shares of capital stock, were exercised or converted into shares of capital stock).

(b)                                 In the event a Selling Investor is proposing to Transfer any Securities and, pursuant to this Section 1.3, the other Investors are entitled to exercise their Tag-Along Right, such Selling Investor shall notify each Investor entitled to exercise its Tag-Along Right in writing of such proposed Transfer, and of (i) the name and address of the Transferee, and as the case may be, the identity and address of the entity(ies) controlling the Transferee; and (ii) the proposed per share and aggregate consideration with respect to the Securities, the terms of payment thereof, and, as the case may be, a description of the price adjustment mechanism, and (iii) other material terms and conditions of the offer of the Transferee including, without limitation, the representations and warranties to be made by the Selling Investor and the Tag-Along Investors to the Transferee and applicable indemnification provisions (the “Tag-Along Notice”).  Within fifteen (15) days of the date of receipt of the Tag-Along Notice, each Investor entitled to exercise its Tag-Along Right shall notify such Selling Investor if it elects to participate in such Transfer.  Any Investor that fails to notify the Selling Investor within such fifteen (15) day period shall be deemed to have waived its Tag-Along Right hereunder with respect to such Transfer.

(c)                                  Each Investor having notified the Selling Investor of its intention to participate in the Transfer within the fifteen (15) day period set forth above in Section 1.3(b) shall thereafter be a Tag-Along Investor and shall be obligated (i) to become a party to the binding agreement entered into with the Transferee with respect to such Transfer, (ii) to give, on a several but not joint basis, any representations, warranties and indemnities being made by the Selling Investor and each of the Tag-Along Investors to the Transferee and (iii) to bear its proportionate share of the related transaction expenses, including without limitation, any legal, accounting and investment banking fees and expenses associated with such transaction.  Prior to the signing of the binding agreement with the Transferee pertaining to the Transfer of the Securities, the Selling Investor shall provide the Institutional Investors with a copy of the binding agreement in final form.  If either the Selling Investor or the Transferee fails to execute the binding agreement with respect to the Transfer within ten (10) days of the expiration of the fifteen (15) day period described in Section 1.3(b) above, the Selling Investor shall be bound to comply again with the provisions of both Section 1.2 of this Agreement and this Section 1.3 with respect to any Transfer of the Securities.  The Transfer of Securities by the Selling Investor and each of the Tag-Along Investors to the Transferee shall be completed on the date provided by, and, more generally, under the terms and conditions of, the binding agreement entered into with the Transferee by the Selling Investor and the Tag-Along Investors.

(d)                                 Any proposed Transfer of Securities by an Investor to a third party shall be subject first to the Section 1.2 (Right of First Refusal) hereof and then to the Tag-Along Right pursuant to this Section 1.3.

1.4.                              Drag-Along Right.

(a)                                  If the Majority Institutional Investors are proposing to sell to one or more third parties (other than to an Affiliate or to another Institutional Investor) (the “Third Party Purchaser”) an amount of Securities in excess of fifty percent (50%) of the aggregate number of Securities then owned by all Institutional Investors, and receive from the Third Party Purchaser a bona fide offer pertaining to the Transfer of such Securities, the Majority Institutional Investors shall have the right, but not the obligation, to require each other Investor to Transfer, in accordance with this Section 1.4, all or a portion of such other Investor’s Securities to the Third Party Purchaser (the “Drag-Along Right”).  In the event the Majority Institutional Investors exercise the Drag-Along Right and require the other Investors to Transfer all or a portion of their Securities pursuant to this Section 1.4, each such other Investor shall be required to include in such Transfer an amount of Securities equal to the aggregate number of Securities owned by such other Investor as of the date of the proposed Transfer multiplied by a fraction, the numerator of which shall be the aggregate number of Securities that the Majority Institutional Investors are proposing to Transfer to the Third Party Purchaser, and the denominator of which is the aggregate number of Securities owned by the Majority Institutional Investors, in each case, as of the date of the proposed Transfer. Any Investor required to Transfer any Securities pursuant to this Section 1.4, shall be entitled to receive in exchange therefor the same per share consideration as the per share consideration to be received by the Majority Institutional Investors in connection with such Transfer and such Investors shall participate in such Transfer on the same terms and conditions applicable to the Majority Institutional Investors.

(b)                                 To exercise the Drag-Along Right, the Majority Institutional Investors shall give each other Investor a written notice, not less than fifteen (15) days prior to the proposed Transfer, containing (i) the name and address of the Third Party Purchaser, and, as the case may be, the name and address of the entity(ies) controlling the Third Party Purchaser and (ii) the proposed per share consideration with respect to the Securities, terms of payment thereof, and, as the case may be, a description of the price adjustment mechanism, and (iii) other material terms and conditions of the offer from the Third Party Purchaser, including, without limitation, the representations and warranties to be made by the Investors to the Third Party Purchaser and applicable indemnification provisions.

(c)                                  Each Investor that is subject to the Drag-Along Right shall thereafter be obligated (i) to become a party to the binding agreement entered into with the Third Party Purchaser, (ii) to give, on a several but not joint basis, any representations, warranties and indemnities being made by the Majority Institutional Investors and the other Investors to the Third Party Purchaser and (iii) to bear their proportionate share of the related transaction expenses, including without limitation, any legal, accounting and investment banking fees and expenses associated with such transaction.  The Transfer of Securities by each of the Majority Institutional Investors and the other Investors to the Third Party Purchaser shall be completed on the date provided by, and, more generally, under the terms and conditions of, the binding agreement entered into with the Transfer by the Majority Institutional Investors and the other Investors.

1.5.                              Further Assurances.  The Parties shall take any and all actions within their respective powers, including, without limitation, the voting of all Securities held by them, to ensure that (a) this Agreement shall be performed and complied with in full and (b) any approval required by the Company’s articles of association for any Transfer of Securities (such Transfer as expressly permitted or required by this Agreement) shall be granted.

2.                                       Supervisory Board

2.1.                              Election of Directors.  As soon as practicable after the completion of the Acquisitions, the Supervisory Board, which supervises the activities and policites of the managing board of the Company, (the “Board”) shall initially consist of six (6) members, who shall initially be Douglas W. Kohrs, the Founder, Elizabeth H. Weatherman, Sean D. Carney, Simon Turton and Richard B. Emmitt).  From and after the date hereof, the Parties shall take all action within their respective power, including but not limited to, the voting of all shares of capital stock of the Company owned by them, required to cause the Board to consist of up to six (6) members or such other lesser number as the Board may from time to time establish; provided, however, that at all times throughout the term of this Agreement, the Board shall include (i) four

(4) representatives designated by Warburg Pincus (each, a “Warburg Pincus Director”) and (ii) Douglas W. Kohrs, who shall be entitled to be a member of the Board until termination of his employment in accordance with the terms of the employment agreement, dated as of July 18, 2006, by and between him and Tornier, Inc., a Delaware corporation.

2.2.                              Replacement Directors.  In the event that any Warburg Pincus Director is unable to serve, or once having commenced to serve, is removed or withdraws from the Board (a “Withdrawing Director”), such Withdrawing Director’s replacement (the “Substitute Director”) will be designated by Warburg Pincus.  The Investors agree to take all action within their respective power, including but not limited to, the voting of capital stock of the Company owned by them (i) to cause the election of such Substitute Director promptly following his or her nomination pursuant to this Section 2.2 or (ii) upon the written request of Warburg Pincus, to remove the Warburg Pincus Director.

3.                                       Covenants, Representations and Warranties.

3.1.                              The Co-Investor hereby represents and warrants to each other Investor that, except as set forth in this Agreement, it has not entered into or agreed to be bound by any other arrangements or agreements of any kind with any other party with respect to any Securities, including, but not limited to, arrangements or agreements with respect to the acquisition, disposition or voting of any Securities or any interest therein.

3.2.                              The Founder hereby represents and warrants that (i) the only securities issued by the Co-Investor are ordinary shares which are held by several shareholders, (ii) he has been granted by such shareholders a call option pursuant to which he has the right to purchase from such shareholders all the shares the latter hold in the Co-Investor, at any time after the three year anniversary hereof and (iii) he will entirely exercise such call option and, as a consequence, become the sole shareholder of the Co-Investor, as soon as the call option will be exercisable. In the event that the Founder does not become the sole shareholder of the Co-Investor at the end of the above mentioned three-year period or, in the event that the Founder ceases to be the sole shareholder of the Co-Investor at any time thereafter, the Institutional Investors shall have the right, upon fifteen (15) days’ prior notice, to purchase from the Co-Investor all the Securities then owned by the Co-Investor, at a price equal to the lesser of: (a) the subscription price paid by the Co-Investor for such Securities and (b) the purchase price as determined in good faith by an appraiser chosen by Warburg Pincus, that shall be a member of a nationally recognized investment banking firm.

4.                                       Amendment, Modification, Supplement and Waiver.  This Agreement may be amended, modified or supplemented, and the enforcement of any provision hereof may be waived, with, and only with, the prior written consent of the Founder and the Majority Institutional Investors; provided, however, that (i) any amendment to this Agreement by way of execution of an Adherence Agreement (as defined herein) shall not require such consent provided that the underlying transfer complies with the terms and conditions of this Agreement (including, without limitation, the terms and conditions of Section 1) and the transferee and transferor comply with Section 6.3 (Agreement To Be Bound) and (ii) any amendment to Section 2 of this Agreement shall also require the prior written consent of Warburg Pincus. Subject to the terms of the provisions contained in the immediately preceding sentence hereof, if the Founder, the Majority

Institutional Investors and, if need be, Warburg Pincus shall have so agreed, any such amendment, modification, supplement or waiver shall be effective with respect to all of the Investors hereunder, whether or not such Investor has agreed to such amendment, modification, supplement or waiver, and the Majority Institutional Investors shall promptly notify all other Investors.

5.                                       Termination of Rights and Obligations Under Certain Sections.  All rights and obligations pursuant to Section 1 of this Agreement shall terminate upon the closing of any initial public offering of the Company’s capital stock approved by the Board of Directors (including a majority of the Warburg Pincus Directors).  Without limiting the foregoing, this Agreement or any portion thereof shall terminate upon the written consent of all Parties.

6.                                       Parties.

6.1.                              Assignment Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, that no Investor shall be permitted to assign any of its obligations pursuant to this Agreement without the prior written consent of the other Investors, unless such assignment is in connection with a Transfer explicitly permitted by this Agreement and, prior to such assignment, such assignee and the assignor comply with the requirements of this Agreement including, without limitation, Section 6.3 (Agreement To Be Bound). Notwithstanding the foregoing, any Institutional Investor shall be permitted to assign, without the consent of the other Parties hereto, all or a portion of its rights and obligations pursuant to this Agreement, together with all or a portion of its Securities, to any of its Affiliates and to any other Institutional Investor or any Affiliate thereof, subject to compliance with the provisions of Section 6.3 (Agreement To Be Bound) below.

6.2.                              Termination.  Any Party to, or Person who is subject to, this Agreement that ceases to own any Securities shall cease to be a Party to, or Person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder; provided, however, that a Transfer of Securities in violation of this Agreement shall not relieve the violating Investor of any of its obligations hereunder.

6.3.                              Agreement To Be Bound.  Notwithstanding anything to the contrary contained in this Agreement, as a condition precedent to the effectiveness of any Transfer of Securities by any Investor, the transferee thereof shall execute and deliver to each of the parties hereto an adherence agreement, in substantially the form set out in Exhibit A hereto, pursuant to which it agrees to be bound by the terms and conditions of this Agreement to the same extent as the transferor of such Securities and shall thereafter be deemed to be a Party to this Agreement (each an “Adherence Agreement”).

7.                                       Recapitalizations, Exchanges, Restructurings, etc. Affecting the Securities.

7.1.                              Except as otherwise provided herein, the provisions of this Agreement shall apply to the fullest extent set forth herein with respect to any and all Securities or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the Securities, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise.  Except as otherwise expressly provided herein, this Agreement is not intended to confer, and does not confer, upon any Person, except for the Parties hereto, any rights or remedies hereunder.

7.2.                               The Parties hereto agree and acknowledge that (i) the Board may approve and cause the Company to effect a restructuring of the legal status and capital structure of the Company in the future in order to facilitate a public offering of securities by a corporate entity that, immediately after such restructuring, shall own, directly or indirectly, 100% of the property and business of the Company (the “IPO Entity”), (ii) such restructuring will result in the direct or indirect conversion of the Securities into capital stock of the IPO Entity, (iii) the decision to restructure the corporate form and the form of such restructuring shall be at the sole discretion of the Board, with the Investors having no vote or veto power with respect to any such restructuring and (iv) each of the Investors will take any and all action within their respective power, including but not limited to, the voting of capital stock of the Company owned by them to effect such restructuring approved by the Board.

7.3.                              Subject to the foregoing, the Board may, without the consent of the Investors, in order to facilitate a public offering of securities of the IPO Entity, cause the Company to incorporate its business or any portion thereof, or require the holders of Securities to transfer such Securities or shares to a newly-formed corporation as successor to the Company in exchange for common stock of said corporation, including, without limitation, in a transaction resulting in a dissolution of the Company, and, in connection therewith, each Investor hereby expressly agrees to any such dissolution of the Company and the transfer of its Securities in accordance with the terms of the exchange as approved by the Board.

7.4.                              The Investors hereby acknowledge and agree that it is the intention of the Investors that each Investor shall receive common stock in the IPO Entity of equivalent economic value to the Securities exchanged therefor immediately prior to any restructuring under this Section 7, and that such exchange shall be contingent upon consummation of a public offering of securities by the IPO Entity.

8.                                       Further Assurances.  Each Party hereto shall do and perform or cause to be done and performed all such further acts and things (including, without limitation, voting Securities held by them in accordance with this Agreement) and shall execute and deliver all such other agreements, certificates, instruments and documents as any other Party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.                                       Governing Law and Jurisdiction.  This Agreement and the rights and obligations of the Parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the Netherlands, without giving effect to the choice of law principles thereof.  All disputes arising out of or in connection with this Agreement shall be submitted to the courts of the statutory seat of the Company.

10.                                 Invalidity of Provision.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

11.                                 Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy (including facsimile), as follows:

(i)                                     If to the Co-Investor, to it at:

Hamilton Advokatbyra

Kungsgatan 2 A

Box 606

SE-651 13 Karlstad

Attention:  Carl-Henry Salomonsson and Knut Solvang

with a copy to:

Maître Eliseo Garlatti

Cabinet Delagarde

5, rue Jules Lefebvre

75009 Paris

France

Fax: (33) 01 48 74 47 62

(ii)                                  If to any Institutional Investor, to such Institutional Investor at the address or facsimile number listed on Schedule I hereto;

(iii)                               If to Warburg Pincus, to it at:

c/o Warburg Pincus LLC

466 Lexington Avenue

New York, NY 10017 USA

Facsimile No.: (1) 212 716 5040

Attention: Sean Carney

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Facsimile No.: + (1) (212) 728-9222

Attention: Steven J. Gartner, Esq.

(iv)                              If to the Founder, to him at:

229, chemin de Buttit

38330 Saint Ismier

FRANCE

with a copy to:

Maître Eliseo Garlatti

Cabinet DELAGARDE

5, rue Jules Lefebvre

75009 PARIS

FRANCE

Fax: (33) 01 48 74 47 62

or, in each case, to such other Person or address as any Party shall specify by notice in writing to the other Investors.  Any notice so addressed shall be deemed to be given:  if delivered personally or by telecopy (including facsimile), on the date of such delivery, if a business day, otherwise on the first business day thereafter; if mailed by certified or registered mail with postage prepaid, on the third business day after the date of such mailing; and if sent by next-day or overnight mail or delivery, on the first business day following the date of such mailing or delivery.

12.                                 Headings.  The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

13.                                 Entire Agreement.  This Agreement embodies the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, representations, warranties, covenants or undertakings relating to the Securities, other than those expressly set forth or referred to herein or pursuant to applicable law.  This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter, and it is the understanding of all parties hereto that any such prior agreement is hereby terminated, null and void as of the date hereof.  The terms and conditions of this Agreement shall be in addition to, and not in lieu of, any provisions set forth in the Company’s Articles of Association (as the same may be amended from time to time).  Notwithstanding the foregoing and anything to the contrary in this Agreement or such Articles of Association, to the extent that any of the terms and conditions of this Agreement conflict with any of the provisions of such Articles of Association, the terms and conditions of this Agreement shall control and govern the applicable subject matter.

14.                                 Defined Terms.  As used in this Agreement, the following terms shall have the meanings ascribed to them below:

14.1.                        Affiliate.  “Affiliate” shall mean, with respect to any Person, a Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such Person.

14.2.                        days.  “days” shall mean a day, other than a Saturday or a Sunday, on which commercial banks are not required or authorized to close in the Netherlands.

14.3.                        Investors.  “Investors” shall mean the Institutional Investors, the Co-Investors and their respective transferees and assigns that become parties to this Agreement pursuant to Section 6.3 hereof.

14.4.                        Majority Institutional Investors. “Majority Institutional Investors” as of any date of determination shall mean those Institutional Investors who own a majority of the aggregate Securities then held by the Institutional Investors.

14.5.                        Permitted Transferees.  “Permitted Transferees” shall mean (i) in the case of any Investor other than an individual, any Affiliate of such Investor and (ii) in the case of any Investors that are individuals, members of such individual’s immediate family, heirs, descendants and their respective spouses, executors or legal representatives or trusts created or existing for the benefit of such individual’s family, hiers or descendants.

14.6.                        Person.  “Person” shall mean an individual, partnership, corporation, limited liability company, limited liability partnership, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

14.7.                        Securities.  “Securities” shall mean any securities of any kind of the Company, including, but not limited to, any shares of capital stock and convertible bonds (including, without limitation, the Co-Investor Convertible Bonds and the Bridge Convertible Bonds).

14.8.                        Transfer.  “Transfer” (or any variation thereof used herein) shall mean any direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposal.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned has executed this Securityholders’ Agreement as of the date first above written.

TMG HOLDINGS COOPERATIEF U.A.

By:	/s/ Sean Carney
Name: Sean Carney
Title: Director

[Securityholders’ Agreement Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Securityholders’ Agreement as of the date first above written.

VERTICAL FUND I, L.P.

By:	The Vertical Group, L.P., General Partner

By:	/s/ John E. Runnells
Name: John E. Runnells
Title: General Partner

VERTICAL FUND II, L.P.

By:	The Vertical Group, L.P., General Partner

By:	/s/ John E. Runnells
Name: John E. Runnells
Title: General Partner

[Securityholders’ Agreement Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Securityholders’ Agreement as of the date first above written.

Douglas W. KOHRS

/s/ Douglas W. Kohrs

[Securityholders’ Agreement Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Securityholders’ Agreement as of the date first above written.

TMG PARTNERS U.S. LLC

By:	/s/ Sean Carney
Name: Sean Carney
Title: Manager

[Securityholders’ Agreement Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Securityholders’ Agreement as of the date first set forth above.

KCH STOCKHOLM AB

/s/ Hans Peter Jörin
Name: Hans Peter JÖRIN
Title: Authorized Representative

[Securityholders’ Agreement Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Securityholders’ Agreement as of the date first set forth above.

Alain TORNIER

/s/ Alain Tornier

[Securityholders’ Agreement Signature Page]

IN WITNESS WHEREOF, the undersigned has executed this Securityholders’ Agreement as of the date first set forth above.

WARBURG PINCUS (BERMUDA) PRIVATE EQUITY IX, L.P.

By: Warburg Pincus (Bermuda) Private Equity Ltd, its General Partner

/s/ Timothy J. Curt
Name: Timothy J. Curt
Title: Partner

IN WITNESS WHEREOF, the undersigned has executed this Securityholders’ Agreement as of the date first set forth above.

TMG B.V.

/s/ Sean Carney
Name: Sean Carney
Title: Authorized Representative

Exhibit A

Adherence Letter

[Date]

[Party]

[Address]

Dear Sirs:

Reference is hereby made to the Securityholders’ Agreement, dated July 18, 2006, (the “Agreement”) by and among TMG Holdings Cooperatief U.A., Vertical Fund I, L.P., Vertical Fund II, L.P., Douglas W. Kohrs, KCH Stockholm AB, Alain Tornier, Warburg Pincus (Bermuda) Private Equity IX, L.P., TMG Partners U.S. LLC and TMG B.V.  Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Agreement.

[Name of the Transferor] proposes to transfer [•] [type of Securities] in the Company (the “Securities”) to the undersigned and, in accordance with the Agreement, this adherence letter is required to be executed by the undersigned in connection with the transfer of Securities.

Subject to the transfer of Securities being executed and delivered by [Name of the Transferor] in favor of the undersigned, the undersigned undertakes to observe and to be bound by all the terms and conditions of the Agreement (save to the extent that any such terms and conditions have been fully performed prior to the date hereof or are incapable of applying to the undersigned) to the intent and effect that the undersigned shall (with effect from the date on which the transfer of Securities is completed for the benefit of the undersigned ) be deemed to be a party to the Agreement, with the benefit of, but subject to, all the terms and conditions thereof (save as aforesaid). Subject to the terms of the Agreement, the undersigned will adhere to the Agreement in the same capacity as the transferor.

The undersigned’s address for the purpose of delivery of notices under the Agreement and for service of process shall be: [•].

This Adherence Letter shall constitute an amendment to the Agreement pursuant to Section 6.3 hereof.

This Adherence Letter shall be governed by and construed in accordance with the laws of the Netherlands, without giving effect to the choice of law principles thereof.

Yours faithfully,

[•]

By:
Name:
Title:

Schedule I

Institutional Investors

TMG Holdings Cooperatief U.A.

Fred. Roeskestraat 123,

1076 EE Amsterdam, The Netherlands

Facsimile No.:  +31 (0) 20-5771188

Attention:  Guido Nieuwenhuizen

with a copy to:

c/o Warburg Pincus LLC
466 Lexington Avenue
New York, NY 10017 USA
Facsimile No.: (1) 212 716 5040

Attention: Sean Carney

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Facsimile No.: + (1) (212) 728-9222

Attention: Steven J. Gartner, Esq.

TMG Partners U.S. LLC

c/o Warburg Pincus LLC
466 Lexington Avenue
New York, NY 10017 USA
Facsimile No.: (1) 212 716 5040

Attention: Sean Carney

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Facsimile No.: + (1) (212) 728-9222

Attention: Steven J. Gartner, Esq.

Douglas W. Kohrs

7444 Shannon Drive

Edina, MN 55439

Vertical Fund I, L.P.

c/o The Vertical Group, L.P.
25 DeForest Avenue
Summit, New Jersey  07901
Attention:  John E. Runnells, III
Facsimile:  (908) 273-9434

with a copy to:

Wilentz, Goldman & Spitzer P.A.
90 Woodbridge Center Drive
Suite 900, Box 10
Woodbridge, New Jersey  07095-0958
Attention:  C. Kenneth Shank, Esq.
Facsimile:  (732) 855-6117

Vertical Fund II, L.P.

c/o The Vertical Group, L.P.
25 DeForest Avenue
Summit, New Jersey  07901
Attention:  John E. Runnells, III
Facsimile:  (908) 273-9434

with a copy to:

Wilentz, Goldman & Spitzer P.A.
90 Woodbridge Center Drive
Suite 900, Box 10
Woodbridge, New Jersey  07095-0958
Attention:  C. Kenneth Shank, Esq.
Facsimile:  (732) 855-6117

Schedule II

Equity Financing

	Shares of capital stock		Share Premium	Bridge Convertible Bonds		Co-Investor Convertible Bonds		Total
	Number	Amount (in €)	Amount (in €)	Number	Amount (in €)	Number	Amount (in €)	Amount (in €)
TMG Holdings Cooperatief U.A.	29,623,074	296,230.74	105,244,857.26	—	—	—	—	105,541,088.00
TMG Partners U.S. LLC	1,603,079	16,030.79	5,695,419.21	—	—	—	—	5,711,450.00
Vertical Fund I, L.P.	2,565,573	25,655.73	9,114,969.27	—	—	—	—	9,140,625.00
Vertical Fund II, L.P.	723,623	7,236.23	2,570,888.77	—	—	—	—	2,578,125.00
Douglas W. Kohrs	659,997	6,599.97	2,344,838.03	—	—	—	—	2,351,438.00
Warburg Pincus	—	—	—	592	29,600,000.00	—	—	29,600,000.00
KCH Stockholm AB	—	—	—	—	—	592	29,600,000.00	29,600,000.00	*
TOTAL	35,175,346	351,753.46	154,570,972.54	592	29,600,000.00	592	29,600,000.00	154,922,726.00

NOTE: Each Bridge Convertible Bond gives right to 14,906.24 shares of capital stock of the Company and each Co-Investor Convertible Bond give right to 14,906.24 shares of capital stock of the Company (subject to their respective terms and conditions).